EXHIBIT 10.8

Lock-Up/Leak-Out Agreement

September 16, 2011

Patrick Spada
Higher Education Management Group, Inc.
144 Vista Drive
Cedar Knolls, NJ 07927535

Re:           Lock-Up/Leak-Out Agreement

Dear Patrick:

As partial consideration for that certain agreement (the “Agreement”), dated September 16, 2011 by and among Aspen University Inc., a Delaware corporation (“Aspen”), Higher Education Management Group, Inc. (“HEMG”) and Patrick Spada (“Spada”), HEMG and Spada agree to the restrictions contained herein.

1.             From the date hereof until twelve months following the SEC Reporting Date, as that term is defined in Aspen's Second Amended and Restated Certificate of Incorporation to be filed in connection with the closing of the Agreement (the “Term”), HEMG and Spada shall not, directly or indirectly, (i) sell, offer to sell, contract or agree to sell, hypothecate, or pledge any of its shares of Series C Preferred stock, common stock or any other capital stock of Aspen or any entity with which Aspen merges or consummates a share exchange (collectively, “Shares”), (ii) sell, transfer or grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission  promulgated thereunder with respect to any Shares or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or any rights to purchase the Shares, whether any such transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise. The restrictions in this Section shall not apply to (a) bona fide gifts provided that such recipient agrees in writing to be bound by the terms of this Agreement, or (b) dispositions to any trust for you or your principal’s direct or indirect benefit and/or your principal’s immediate family, provided that such trust agrees in writing to be bound by the terms of this Agreement, and (c) sales or dispositions authorized pursuant to Section 2 below.

2.           Commencing upon the expiration of the Term and continuing for a period of twelve (12) months, HEMG and Spada, collectively, shall, in any given week, be allowed to sell, transfer or otherwise dispose of up to 5% of the total trading volume for the Shares for the prior 10 trading days not including any days in the week of sale, or such greater amount as the board of directors of Aspen may determine from time to time.  If Aspen’s board of directors increases the amount of shares that any other shareholder who (A) (i) is currently a director of Aspen, or (ii) an affiliate of any such director, and (B) is subject to a Lock-up/Leak-Out Agreement or other restrictions similar to those contained in this Agreement, may sell, Aspen shall also increase the shares that Spada and HEMG may sell in an equal amount measured on a percentage basis.  In the event that any other shareholder who is currently a director of Aspen or an affiliate of any such director is provided with registration rights with respect to shares of Aspen, HEMG and Spada shall be provided similar registration rights.

3.           For two years from the SEC Reporting Date, Aspen covenants that it will file the reports required to be filed under the Securities Exchange Act of 1934 (or successor statute) and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, in the event that the Company is not required to file such reports, it will make publicly available information as set forth in Rule 144(c)(2) promulgated under the Securities Act), and it will take such further action as HEMG may reasonably request, or to the extent required from time to time to enable HEMG to sell the Shares without registration under the Securities Act within the limitation of the exemption provided by (a) Rule 144, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission and Exchange Commission.  Upon request of HEMG, Aspen will deliver to HEMG a written statement as to whether it has complied with such requirements.

By signing below, you hereby agree in writing to be bound by the terms of this letter agreement.  You agree that your right to sell common stock is subject to applicable law.

Yours very truly,
/s/ Michael Mathews
Michael Mathews
Chief Executive Officer

I agree to the foregoing:

Higher Education Management Group, Inc.

By:	/s/ Patrick Spada
Patrick Spada, President

/s/ Patrick Spada
Patrick Spada

2